Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(2,124,158)
Unrealized Gain (Loss) on Market Value of Futures	239,047
Interest Income	25,712
ETF Transaction Fees	1,000
Total Income (Loss)	$(1,858,399)

Expenses
K-1 Tax Expense	$22,796
Investment Advisory Fee	8,334
Audit Fees	7,282
Brokerage Commissions	1,444
NYMEX License Fee	382
Non-interested Directors' Fees and Expenses	144
Total Expenses	40,382
K-1 Tax Expense Waiver	(21,156)
Audit Fees Waiver	(6,462)
Net Expenses	$12,764
Net Gain (Loss)	$(1,871,163)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/08	$27,340,815
Withdrawals (200,000 Units)	(10,602,578)
Net Gain (Loss)	(1,871,163)

Net Asset Value End of Period	$14,867,074
Net Asset Value Per Unit (300,000 Units)	$49.56

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502